EXHIBIT 21
Subsidiaries of the Registrant
As of February 28, 2012, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Caliper Life Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
3.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
4.	CambridgeSoft Corporation	Delaware	PerkinElmer Holdings, Inc.
5.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc. (76%)[1]
6.	ViaCell, Inc.	Delaware	PerkinElmer Holdings, Inc.
7.	ViaCord, LLC	Delaware	ViaCell, Inc.
8.	VisEn Medical Inc.	Delaware	PerkinElmer Health Sciences, Inc.
9.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
10.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
11.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
12.	NTD Laboratories, Inc.	New York	PerkinElmer Holdings, Inc.
13.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Holdings, Inc.
14.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
15.	Geospiza, Inc.	Washington	PerkinElmer Holdings, Inc.
16.	Signature Genomic Laboratories, LLC	Washington	PerkinElmer, Inc.
17.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc.
18.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
19.	PerkinElmer Vertriebs GmbH	Austria	Wellesley B.V.
20.	Caliper Life Sciences Benelux NV	Belgium	Caliper Life Sciences Europe
21.	Caliper Life Sciences Europe	Belgium	Caliper Life Sciences, Inc.
22.	PerkinElmer Cellular Sciences Belgium Sprl	Belgium	Wellesley B.V.[2]
23.	PerkinElmer NV	Belgium	PerkinElmer Life Sciences International Holdings[3]
24.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (94.6%)[4]
25.	Caliper Life Sciences Ltd.	Canada	Caliper Life Sciences, Inc.
26.	PerkinElmer BioSignal, Inc.	Canada	PerkinElmer Life Sciences International Holdings
27.	PerkinElmer Canada Investments Company	Canada	PerkinElmer Investments B.V.
28.	PerkinElmer Health Sciences Canada Inc.	Canada	PerkinElmer BioSignal, Inc.
29.	PerkinElmer Investments Ltd. Partnership	Canada	PerkinElmer Holding Luxembourg S.à r.l.[5]
30.	PerkinElmer Sciex Instruments	Canada	PerkinElmer Health Sciences, Inc. (99%)[6]
31.	PerkinElmer Instruments International Ltd.	Cayman Islands	PerkinElmer International C.V.
32.	PerkinElmer Chile Ltda.	Chile	PerkinElmer Holdings, Inc.[7]
33.	PerkinElmer Instruments (Shanghai) Co. Ltd.	China	PerkinElmer Singapore Pte Ltd.
34.	Shanghai Sym-Bio LifeScience Co., Ltd.	China	PerkinElmer IVD Pte Ltd.
35.	Suzhou Sym-Bio LifeScience Co., Ltd.	China	Shanghai Sym-Bio Life Science Co., Ltd.
36.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
37.	PerkinElmer Finland Oy	Finland	Wallac Oy
38.	PerkinElmer Investments Ky	Finland	PerkinElmer Finance Luxembourg S.à r.l.[8]
39.	PerkinElmer Oy	Finland	Wellesley B.V.
40.	Wallac Oy	Finland	PerkinElmer Oy
41.	Caliper Life Sciences S.A.	France	Caliper Life Sciences, Inc.
42.	Labmetrix Technologies I&T SA	France	PerkinElmer SAS
43.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
44.	Caliper Life Sciences GmbH	Germany	Caliper Life Sciences, Inc.
45.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
46.	PerkinElmer chemagen Technologie GmbH	Germany	PerkinElmer Holding Luxembourg S.à r.l.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
47.	PerkinElmer Holding GmbH	Germany	PerkinElmer, Inc.
48.	PerkinElmer Instruments International Ltd. & Co. KG	Germany	PerkinElmer International C.V.[9]
49.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Holdings, Inc.
50.	PerkinElmer Technologies GmbH & Co. KG	Germany	PerkinElmer LAS (Germany) GmbH (58%)[10]
51.	PerkinElmer (Hong Kong) Ltd.	Hong Kong	PerkinElmer Holdings, Inc.
52.	PerkinElmer (India) Private Limited	India	PerkinElmer Singapore Pte Ltd.[11]
53.	PerkinElmer Health Sciences Private Limited.	India	PerkinElmer IVD Pte Ltd. (85%)[12]
54.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
55.	Perkin Elmer Italia SpA	Italy	PerkinElmer Srl
56.	PerkinElmer LAS Srl	Italy	PerkinElmer Holdings B.V.
57.	PerkinElmer Srl	Italy	Wellesley B.V.
58.	CambridgeSoft GK	Japan	CambridgeSoft Corporation
59.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%)[13]
60.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
61.	PerkinElmer Finance Luxembourg S.à r.l.	Luxembourg	PerkinElmer Holding Luxembourg S.à r.l.
62.	PerkinElmer Holding Luxembourg S.à r.l.	Luxembourg	PerkinElmer International C.V.
63.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
64.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc.[14]
65.	Lumac LSC B.V.	Netherlands	PerkinElmer Health Sciences B.V.
66.	Packard BioScience Holding, B.V.	Netherlands	PerkinElmer Holdings, Inc.
67.	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
68.	PerkinElmer Holdings B.V.	Netherlands	PerkinElmer Holdings, Inc.
69.	PerkinElmer International C.V.	Netherlands	PerkinElmer Holdings, Inc.[15]
70.	PerkinElmer Investments (Netherlands) B.V.	Netherlands	PerkinElmer International C.V.
71.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
72.	Wellesley B.V.	Netherlands	PerkinElmer Holding Luxembourg S.à r.l.
73.	PerkinElmer Norge AS	Norway	Wallac Oy
74.	PerkinElmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
75.	PerkinElmer Polska Sp zo.o.	Poland	Wellesley B.V.
76.	PerkinElmer IVD Pte Ltd.	Singapore	Wallac Oy
77.	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer International C.V.[16]
78.	ViaCell Singapore Pte Ltd.	Singapore	ViaCell, Inc.
79.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
80.	PerkinElmer Sverige AB	Sweden	Wallac Oy
81.	Caliper Life Sciences AG	Switzerland	Caliper Life Sciences, Inc.
82.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
83.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer International C.V.
84.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
85.	Avalon Instruments Ltd.	United Kingdom	Wellesley B.V.
86.	Caliper Life Sciences Ltd.,	United Kingdom	Caliper Life Sciences, Inc.
87.	CambridgeSoft Limited	United Kingdom	CambridgeSoft Corporation
88.	Clinical & Analytical Service Solutions Ltd.	United Kingdom	Wellesley B.V.
89.	Dexela Limited	United Kingdom	PerkinElmer Holding Luxembourg S.à r.l.
90.	Dexela Software Limited	United Kingdom	Dexela Limited
91.	Image Processing and Vision Co Ltd.	United Kingdom	Improvision Ltd.
92.	Improvision Ltd.	United Kingdom	Wellesley B.V.
93.	Packard BioScience Holding Limited	United Kingdom	PerkinElmer Holdings, Inc.
94.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
95.	PerkinElmer (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
96.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
97.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
98.	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.

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[1]	Packard BioScience Holding, B.V. owns 24%.

[2]	PerkinElmer International C.V. owns a de minimus share.

[3]	PerkinElmer, Inc. owns a de minimus share.

[4]	PerkinElmer Holdings, Inc. owns 5%; PerkinElmer Health Sciences, Inc. owns .4%.

[5]	PerkinElmer Holdings, Inc. owns a de minimus share.

[6]	PerkinElmer Holdings, Inc. owns 1%.

[7]	PerkinElmer Health Sciences, Inc. owns a de minimus share.

[8]	PerkinElmer Holding Luxembourg S.à r.l. owns 1%.

[9]	PerkinElmer Instruments International Ltd. owns a de minimus share.

[10]	PerkinElmer Automotive Research, Inc. owns 40%; PerkinElmer Holding GmbH owns 2%.

[11]	Wellesley B.V. owns a de minimus share.

[12]	Surendra Genetic Laboratory & Research Centre Pte Ltd. owns 15%.

[13]	Wallac Oy owns 3%.

[14]	PerkinElmer, Inc. owns a de minimus share.

[15]	PerkinElmer, Inc. owns 1%.

[16]	PerkinElmer Instruments International Ltd. owns 1%.